Exhibit 99.3

RAB REMARKS FOR INVESTOR CONFERENCE CALL

R. Cho reads Safe Harbor Statement:

Matters discussed in this news release and oral statements made from time to time by representatives of Universal American may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in any forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

Good morning everyone.

R. Cho turns the call over to RAB…

RAB

Thank you for participating in this call on short notice. I am here with Bob Waegelein, our CFO.

On today’s call, I will give you context on the two issues that we addressed in our release, and discuss the settlement that we have reached with the sellers of MemberHealth which we believe has fairly addressed these issues. The issues are complex, and we will do our best to address them as clearly as possible.

I will begin by giving you the highlights and then I will go into details.

First, we identified issues in MemberHealth’s 2008 Part D bid that result in significantly less revenue than we had originally projected. This reduction in revenue has led us to revise our range of 2008 guidance.

In addition, we discovered that the first quarter 2007 financial statements for MemberHealth that were included in the proxy were incorrect, in that pre-tax income was overstated by approximately $26 million for that reporting period.

Finally, we have reached a settlement with the sellers of MemberHealth that we believe is fair to Universal American and its shareholders.

Let me talk about the first issue, which affects our 2008 guidance for our MemberHealth subsidiary.

As of now, our preliminary conclusion is that MemberHealth will generate $60 to $75 million less net revenue than we had originally projected. The most important reason for this revision is that we have discovered that incorrect risk scores were used in the 2008 MemberHealth bids which will lead to lower premium per member per month than originally projected.  As a result, we are revising our earnings guidance to a range of $1.56 to $1.74 per share.

The reason our guidance didn’t go down by that full amount of revenue reduction is because the contract we assumed as part of the MemberHealth acquisition was based on incorrect risk scores that generated a below market margin in the 2008 bid.  Since the terms of the contract we assumed were not equivalent to market terms, the appropriate accounting for the settlement we received from the sellers is to recognize a portion of that settlement as income during 2008.  However, a portion of the revenue shortfall will still impact earnings.

As to the second item:

As you all recall, we signed an agreement to acquire MemberHealth on May 7, 2007 and the transaction closed on September 21, 2007.  The agreement was subject to, among many other things, the approval by Universal American shareholders of the issuance of additional Universal American shares to the seller as part of the purchase price for MemberHealth and the issuance of additional Universal American common shares and equity-based securities to a group of equity investors.

To that end, we filed a proxy statement dated July 19, 2007 requesting, among other things, that our shareholders approve the issuance of these securities.

In the proxy, we included certain financial information that was provided to us by MemberHealth, including audited financial statements for the years 2004 through 2006 and unaudited financial statements for the first quarter of 2007.

We have recently discovered that the first quarter 2007 financial statements included in the proxy were incorrect, in that pre-tax income was overstated by approximately $26 million for that reporting period. Consequently, the consolidated Pro-forma financial information in the proxy is similarly incorrect. In the 8-ks we are filing, we are providing corrected financial information.

This issue was caused by a faulty calculation of the amount due to CMS under the risk corridor calculation. It is important to note that the Company found this itself through our own internal review and has reported the discrepancy to CMS.

Conversations with the sellers of MemberHealth have led to a fair settlement of the issues.  Pursuant to this agreement the sellers of MemberHealth will deliver to the Company approximately $97 million of value in a mix of cash and stock. This agreement with the MemberHealth sellers was also joined by the private equity funds that helped to finance the MemberHealth acquisition.

Even though the settlement agreement addresses the shortfall in 2008 revenue, we still must deal with the financial and business impact of the shortfall. We believe in the long term viability of our Part D business, but we need to modify parts of the MemberHealth business model to enhance profitability. We are starting with a base of more than 1.3 million members at MemberHealth and, combined with the approximately 250,000 members we will retain from Prescription Pathway, we are among the largest Part D plans in the country.  Given our size and scale we believe we can achieve a competitive cost structure relative to our competition and the regional benchmarks.  We have identified several specific areas that will help us meaningfully improve MemberHealth’s profitability. The two with the most immediate and tangible impacts for 2009 are:

•                  Modifying some of our network arrangements while maintaining the special relationship we have with independent pharmacies; and

•                  Accelerating the expense synergy efforts that exist within the Universal American organization.

While it’s too early to say what 2009 holds, it is worth noting that each plan year’s results are affected by bids submitted to CMS six months earlier in the prior year.  New bids covering 2009 will be submitted in June of this year, and we have identified these issues in time to reflect them in our 2009 bids.

And of course, we will take all necessary steps to address the weaknesses at MemberHealth that gave rise to these issues.

Before we close, I want to keep this issue, as serious as it is, in perspective:

•                  Our strategic business model has not fundamentally changed: our goal is to be a leading provider of valuable health insurance products to Medicare eligible seniors. However, we recognize that we are starting from a lower base of profitability.

•                  We are going to make money in our MemberHealth business this year, although we expect to make less than originally anticipated.

•                  We continue to project that Universal American will make a substantial profit, albeit lower than originally projected.

•                  Universal American is in excellent shape [structurally] [financially and operationally].

•                  All of our statutory entities are well-capitalized.

•                  We will have more than $225 million in unregulated cash at the holding company.

•                  Our Board, including directors designated by shareholders representing two-thirds of the outstanding shares of the Company, has been fully aware of and engaged in this matter and remains confident in the long-term prospects of the company.

•                  Finally, the company continues to have in place a $50 million share buyback program.  Subject to limitations of the securities laws, the buyback program and the shareholders agreement, the Board has consented to allowing the company, its directors and its affiliated investor groups, at their respective discretions, to purchase shares in the open market starting tomorrow morning. This revised guidance does not assume the effect of any potential share repurchase by the Company.

No one associated with Universal American is happy about this turn of events but we are pleased to have reached a fair settlement with the sellers. This will permit us to focus all of our energy on building our business. We firmly believe that we have the tools to enhance performance.

I want you to know that I continue to be confident in our Company, our employees and our prospects for the future.